                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party Other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              VirtualFund.com, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                              VirtualFund.com, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4) Proposed maximum aggregate value of transaction:

      Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date Filed:

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE

      CONTACTS:
      Investor Information:
      Dennis McGrath
      McGrath-Buckley
      651/646-4115


                  VIRTUALFUND FILES DEFINITIVE PROXY STATEMENT

         MINNEAPOLIS, MN, April 9, 2001 - VirtualFund.com, Inc. (Nasdaq: VFND), today announced that it has filed a definitive proxy statement for a Special Meeting of its shareholders with the U.S. Securities and Exchange Commission (the "SEC").

         The Special Meeting will take place at 10:30 a.m. on May 18, 2001, at the Four Points Sheraton Minneapolis Metrodome Hotel, 1330 Industrial Boulevard NE, Minneapolis, Minnesota 55413. The meeting, originally scheduled for April 19, was called by the Company's Board of Directors to provide shareholders with the opportunity to decide if the Company's former Chief Executive Officer, Melvin L. Masters, should be removed from the Board of Directors. The meeting was delayed due to the time consumed by the review of the Company's proxy materials by the SEC.

         The Board of Directors has recommended that shareholders vote in favor of the proposal to remove Mr. Masters from the Board. The Board intends to appoint a successor to fill Mr. Masters' seat on the Board as soon as a person of appropriate qualifications can be identified and is willing to serve.


                             Additional Information

         VirtualFund.com, Inc. ("VirtualFund") is soliciting proxies from its shareholders in connection with the May 18 Special Meeting. On April 6, 2001, VirtualFund filed definitive proxy materials with the SEC containing information regarding the participants in any such solicitation. The proxy materials were mailed to the shareholders of VFND on or about April 6, 2001.

         Investors and shareholders are urged to read the proxy materials carefully. The proxy materials contain important information about VirtualFund, the proxy solicitation, and related matters. Investors and shareholders will be able to obtain copies of the proxy materials free of charge through the web site maintained by the SEC at http://www. sec.gov.

         In addition to the proxy materials, VirtualFund has filed annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by VirtualFund at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1.800.SEC.0330 for further information on the hours and locations of the public reference rooms. VirtualFund's filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www. sec.gov.

         In addition to any solicitations that may be made by any of the above-referenced persons, VirtualFund has retained Innisfree M&A Incorporated to act as its advisor and provide proxy solicitation services, for which it will receive customary compensation. Employees of Innisfree M&A Incorporated may communicate in person, by telephone or otherwise with persons who are shareholders of VirtualFund.


Cautionary Factors That May Affect Future Results

         Certain statements contained in this document and other written and oral statements made from time to time by VirtualFund do not relate strictly to historical or current facts. As such, they are considered "forward-looking statements" which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as "anticipate," "believe," "estimate," "expect," "intend," "may," "could," "possible," "plan," "project," "should", "will," "forecast" and similar words or expressions. VirtualFund's forward-looking statements generally relate to its growth strategies, financial results, product development and sales efforts. One must carefully consider forward-looking statements and understand that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions, including, among others, those statements made which relate to any future operating results and mergers and acquisitions activity. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially.

         VirtualFund undertakes no obligation to update any forward-looking statement, but investors are advised to consult any further disclosures by the company on this subject in its filings with the Securities and Exchange Commission, especially on Forms 10-K, 10-Q and 8-K (if any), in which the company discusses in more detail various important factors that could cause actual results to differ from expected or historic results. VirtualFund notes these factors as permitted by the Private Securities Litigation Reform Act of 1995. It is not possible to foresee or identify all such factors. As such, investors should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potentially inaccurate assumptions.